UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JUNE 27, 2006

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

6200 Tomken Road, Unit A
Mississauga, Ontario Canada L5T 1X7
(Address of principal executive offices)

(905) 696-2850
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01: Other Events.

On June 27, 2006 Wireless Age Communications, Inc. (the “Registrant” or the “Company”) through its wholly owned subsidiary, mmwave Technologies Inc., (“mmwave”) entered into an agreement with a major global telecommunications manufacturer for the provision of engineering, project management and installation services in North America. The Agreement is a three year sub-contract, related to the upgrading of telecommunications infrastructure.

The total value of the agreement is uncertain, due to mmwave having to perform to certain on-time delivery and quality standards. Management believes that should the project be managed to these standards, the contract could be expected to produce revenues in excess of $30 Million over the three year term. At the peak estimated work load the company expects to have between 50 and 60 staff dedicated to this project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Date: July 5, 2006
	By:	/s/ Bradley J. Poulos
Name: Bradley J. Poulos
Title: Chief Executive Officer